UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2015 (November 1, 2015)

ConAgra Foods, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7275	47-0248710
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One ConAgra Drive Omaha, NE		68102
(Address of Principal Executive Offices)		(Zip Code)

(402) 240-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2015, ConAgra Foods, Inc. (the “Company”) and TreeHouse Foods, Inc. (“TreeHouse”) entered into a Stock Purchase Agreement (the “Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, the Company has agreed to sell its private label operations (the “Business”) to TreeHouse (the “Transaction”) for $2.7 billion in cash on a cash-free, debt-free basis, subject to working capital and other adjustments.

The Company and TreeHouse have each made customary representations, warranties and covenants in the Agreement, including, among others, covenants by the Company to, subject to certain exceptions, conduct the Business in the ordinary course during the interim period between the execution of the Agreement and the closing of the Transaction.

The obligation of the parties to close the Transaction is subject to customary closing conditions, including, among others, (i) the receipt of antitrust clearance in the United States and Canada; and (ii) the absence of legal restraints or prohibitions. The obligation of each party to close the Transaction is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Agreement.

Pursuant to the Agreement, concurrently with the closing of the Transaction, the Company and TreeHouse, and/or their respective affiliates, will enter into a transition services agreement and certain other commercial arrangements.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

A copy of the Agreement has been included to provide investors and stockholders with information regarding its terms and is not intended to provide any factual information about the Company or TreeHouse or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement have been made solely for the purposes of the Agreement and as of specific dates; were solely for the benefit of the parties to the Agreement; are not intended as statements of fact to be relied upon by the Company’s or TreeHouse’s investors or stockholders, but rather as a way of allocating contractual risk and governing the contractual rights and relationships between the parties to the Agreement; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Agreement, which disclosures are not reflected in the Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by investors or stockholders. Investors and stockholders are not third party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, TreeHouse or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s or TreeHouse’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Item 7.01 Regulation FD.

On November 1, 2015, the Company issued a press release announcing that the Company had entered into the Agreement, a copy of which is attached as Exhibit 99.1 and incorporated by reference into this Item 7.01.

In accordance with General Instructions B.2 of Form 8-K, the information in this Item 7.01 and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

2.1	Stock Purchase Agreement, dated as of November 1, 2015, between ConAgra Foods, Inc. and TreeHouse Foods, Inc.*

99.1	Press Release of ConAgra Foods, Inc., dated November 2, 2015.

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date:	November 2, 2015	By:	/s/ Colleen Batcheler
			Name:	Colleen Batcheler
			Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of November 1, 2015, between ConAgra Foods, Inc. and TreeHouse Foods, Inc.*
99.1	Press Release of ConAgra Foods, Inc., dated November 2, 2015.
*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.